UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

GLOLEX, INC.

(Name of registrant in its charter)

Nevada	333-211986	98-1291924
(State or jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

1306 Hertel Avenue, Suite 3

Buffalo, NY 14216

(Address of principal executive offices)

718-902-7450

(Registrant’s telephone number)

Unit 9647

13 Freeland Park

Wareham Road

Poole United Kingdom BH16 6F

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 5.01	Changes in Control of Registrant.

On June 25, 2019 (the “Closing Date”), Maksim Charniak (the “Selling Stockholder”), the sole executive officer and director of Glolex, Inc. (the “Company”) and the owner of 3,000,000 shares of the Company’s common stock representing approximately 68.9% of the Company’s issued and outstanding common stock (the “Charniak Shares”), consummated a Securities Purchase Agreement (“SPA”) pursuant to which the Selling Stockholder sold the Charniak Shares to Amer Samad (“Samad”) for aggregate consideration of $300,000, or approximately $0.10 per share. Samad also purchased 1,166,750 shares of the Company’s common stock in a series of private transactions for $0.051785 per share from non-affiliates of the Company (the “Non-Affiliate Shares”). Upon completion of the purchase of the Charniak Shares and the Non-Affiliate Shares, Samad owned 6,515,000 shares, or approximately 95.6% of the issued and outstanding common stock of the Company.

Funds utilized for the purchase of the Charniak Shares and the Non-Affiliate Shares were provided by a number of unaffiliated persons that funded an escrow for the purpose of effecting a change of control of the Company in anticipation of a future transaction involving the Company (the “Transaction”). On or about the Closing Date, the persons that funded Samad also entered into agreements to acquire additional unrestricted shares of the Company’s common stock from certain non-affiliate shareholders of the Company. It is expected that all or substantially all of the Charniak Shares and Non-Affiliate Shares will be cancelled in connection with the closing of a Transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In accordance with the SPA and the transactions contemplated thereby, effective as of June 25, 2019, the Selling Stockholder resigned as a director and officer of the Company and Samad was appointed to serve as the Company’s Chief Executive Officer and as its sole director. The Selling Stockholder did not have any disagreements with the Company regarding the operations, policies or practices of the Company.

Samad will not receive any compensation for his service as the Company’s Chief Executive Officer and director. There are no related party transactions between the Company and Samad that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Background of Director and Officer

Amer Samad (age 34) Amer Samad was appointed as Chief Executive Officer, President, Treasurer, Secretary and as a director on June 25, 2019. Mr. Samad completed his undergraduate degree at the State University of New York at Buffalo with concentrations in Financial Analysis and Marketing. He later studied Real Estate Development and Real Estate Finance at the Massachusetts Institute of Technology and went on to found in November 2007, Samad Holdings & Construction Corp., a real estate development company based in Buffalo, New York that specializes in medical office and multi-family development in the United States and Canada. Mr. Samad earned a Masters in Business Administration degree from Columbia Business School in 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLOLEX, INC.

Date: July 1, 2019	By:	/s/ Amer Samad
Amer Samad
Chief Executive Officer